UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2017

SOUTHWEST GAS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

California	001-37976	81‑3881866
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876‑7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events

As previously announced, Southwest Gas Holdings, Inc. (the “Company”) completed a holding company reorganization on January 1, 2017, as a result of which Southwest Gas Corporation (“SGC”) became a wholly owned subsidiary of the Company, and the Company became the successor issuer to SGC under Section 12(b) of the Exchange Act.  Accordingly, the holders of SGC common stock immediately prior to the reorganization became holders of common stock of the Company in connection with the reorganization.  As a result of the reorganization, the Company, and not SGC, will be holding a 2017 annual meeting of shareholders (“Annual Meeting”) and will be mailing proxy materials in connection with the Annual Meeting.  The Company has established a record date of March 10, 2017 (the “Record Date”) for its Annual Meeting.  The Company will announce the date, time and location of the Annual Meeting at a later date.  As is the typical practice, the Company plans to mail to its shareholders of record as of the Record Date a proxy statement in connection with the Annual Meeting together with a white proxy card to solicit the vote of the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

Date: February 14, 2017
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer